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                    [CREDIT SUISSE FIRST BOSTON LETTERHEAD]

                               OFFER TO EXCHANGE

                     EACH OUTSTANDING SHARE OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)

                                       OF

                       CHAMPION INTERNATIONAL CORPORATION

                                      FOR

                             SHARES OF COMMON STOCK

                                       OF

                          INTERNATIONAL PAPER COMPANY
                             HAVING A VALUE OF $25

            (SUBJECT TO THE LIMITATION DESCRIBED IN THE PROSPECTUS)

                                      AND

                         $50 NET TO THE SELLER IN CASH

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON FRIDAY, JUNE 16, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                    May 19, 2000

To Brokers, Dealers, Commercial Banks,
Trust Companies And Other Nominees:

     We have been appointed by Condor Acquisition Corporation ("Purchaser"), a New York corporation and a wholly owned subsidiary of International Paper Company ("IP"), to act as Dealer Manager in connection with Purchaser's offer to exchange shares of IP common stock, par value $1.00 per share (the "IP Common Shares"), having a value of $25 (subject to the limitation described in the Prospectus dated May 19, 2000 (the "Prospectus")) and $50 net to the seller in cash, without interest thereon, for each outstanding share of common stock, par value $0.50 per share (together with the associated rights to purchase preferred stock, the "Champion Shares"), of Champion International Corporation, a New York corporation ("Champion"), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 12, 2000 (the "Merger Agreement"), among IP, Purchaser and Champion. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the New York Business Corporation Law, Purchaser will be merged with and into Champion (the "Merger"), with Champion surviving the Merger as a wholly owned subsidiary of IP. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Champion Shares registered in your name or in the name of your nominee.

     The Offer is subject to several conditions set forth in the Prospectus, which you should review in detail.
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     For your information and for forwarding to your clients for whom you hold
Champion Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          1. The Prospectus dated May 19, 2000;

          2. The Letter of Transmittal, including a Certification of Taxpayer Identification Number on Substitute Form W-9, for your use in accepting the Offer and tendering Champion Shares. Facsimile copies of the Letter of Transmittal with manual signature(s) may be used to tender Champion Shares;

          3. The Notice of Guaranteed Delivery to be used to accept the Offer if certificates evidencing Champion Shares are not immediately available or if such certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C. (the "Exchange Agent") on or prior to the expiration date (as defined in the Prospectus) or if the procedures for book-entry transfer cannot be completed, by the expiration date;

          4. A printed form of letter which may be sent to your clients for whose accounts you hold Champion Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of the gross proceeds payable to such stockholder or other payee pursuant to the Offer;

          6. A return envelope addressed to the Exchange Agent for your use only.

     Your attention is invited to the following:

          1. The consideration per Champion Share is IP Common Shares having a value of $25 (subject to the limitation described in the Prospectus) and $50 net to you in cash without interest.

          2. The Offer is being made for all outstanding Champion Shares.

          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, June 16, 2000, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Champion Shares which represent not less than two-thirds of the total issued and outstanding Champion Shares on a fully diluted basis (excluding any shares held by Champion or any of its subsidiaries) and (2) the expiration or termination of any and all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Competition Act (Canada) and any similar regime in any other country applicable to significant operations of IP or any of its subsidiaries or Champion or any of its subsidiaries. The Offer is subject to various other conditions set forth in the Prospectus, which you should review in detail. The Offer is not conditioned upon IP or Purchaser obtaining financing.

          5. The Champion board of directors unanimously (1) determined that the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the Champion's stockholders, (2) approved the Merger, the Offer and the Merger Agreement and (3) recommends that Champion's stockholders accept the Offer and tender their Champion Shares pursuant thereto and approve and adopt the Merger Agreement.

          6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of the gross proceeds payable to such stockholder or other payee pursuant to the Offer.

          7. Any stock transfer taxes applicable to the sale of Champion Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

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     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for exchange Champion Shares which are validly tendered prior to the expiration date and not theretofore properly withdrawn when, as and if Purchaser gives oral or written notice to the Exchange Agent of Purchaser's acceptance of such Champion Shares for exchange pursuant to the Offer. Issuance of IP Common Shares and payment of cash for Champion Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for such Champion Shares, or timely confirmation of a book-entry transfer of such Champion Shares into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures described in "The Offer -- Procedure for Tendering" of the Prospectus, (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an Agent's Message (as defined in the Prospectus) in connection with a book-entry transfer and (iii) all other documents required by the Letter of Transmittal.

     Neither IP nor any officer, director, stockholder, agent or other representative of IP will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, the Information Agent and the Exchange Agent as described in the Prospectus) in connection with soliciting tenders of Champion Shares pursuant to the Offer.

     Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

     Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of Champion Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 16, 2000, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of Champion Shares, and any other required documents, should be sent to the Exchange Agent, and certificates representing the tendered Champion Shares should be delivered or such Champion Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and in the Prospectus.

     If holders of Champion Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration date, a tender may be effected by following the guaranteed delivery procedures specified in "The Offer -- Procedure for Tendering" of the Prospectus.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Dealer Manager or the Information Agent at their respective addresses and telephone numbers set forth on the back cover of the Prospectus.

                                         Very truly yours,

                                         CREDIT SUISSE FIRST BOSTON CORPORATION

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS THE AGENT OF IP, PURCHASER, THE DEALER MANAGER, THE INFORMATION AGENT, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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